UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2010

PRESSURE BIOSCIENCES, INC.
(Exact Name of Registrant as Specified in its Charter)

MASSACHUSETTS
  (State or Other Jurisdiction of Incorporation)

0-21615	04-2652826
(Commission File Number)	(IRS Employer Identification No.)

14 Norfolk Avenue, South Easton, MA	02375
(Address of Principal Executive Offices)	(Zip Code)

(508) 230-1828
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.	Unregistered Sales of Equity Securities

On November 20, 2009, February 12, 2010, March 12, 2010, March 26, 2010 and March 30, 2010, certain investors (collectively, the “Investors”) voluntarily exercised 15-Month Preferred Stock Purchase Warrants (the “Warrants”) to purchase shares of the Company’s Series A Convertible Preferred Stock, par value $0.01 per share (the “Preferred Stock”).  The Warrants were issued on February 12, 2009 in connection with the private placement described in the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on February 18, 2009.  Pursuant to the exercise of the Warrants, the Investors purchased (a) an aggregate of 19,330 shares of Preferred Stock for an aggregate purchase price of $241,625 and (b) an aggregate of 8,152 shares of Preferred Stock through cashless exercises.

In connection with the offer and sale of securities to the Investors, the Company relied on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, and Regulation D promulgated thereunder.

Item 8.01.	Other Events.

On March 30, 2010, the Company exercised its right to call all outstanding and unexercised Warrants to purchase Preferred Stock.

The Company sent a written call notice (the “Call Notice”) to holders of the outstanding Warrants on March 30, 2010. Although the terms of the Warrants require the Company to allow 12 Business Days following notice for holders to exercise the Warrants, the Board of Directors of the Company has decided to extend the exercise period.  Each outstanding Warrant will continue to be exercisable for Preferred Stock at an exercise price of $12.50 per share until the close of business on April 27, 2010.  On April 28, 2010, any unexercised Warrants will be terminated and no longer be exercisable.  The shares issuable upon exercise of the Warrants may not be re-offered or sold in the United States absent an effective registration statement or an exemption from the registration requirements under applicable federal and state securities laws.

The amount of the cash proceeds that the Registrant will receive will depend upon the number of Warrants exercised.  There are presently Warrants outstanding to purchase 111,519 shares of Preferred Stock, of which Warrants to purchase 101,481 shares of Preferred Stock are not held by affiliates of the Company (as defined in the Warrants).  If all Warrants not held by affiliates are exercised, together with the proceeds from the voluntary exercises described in Item 3.02, above, the Company will receive aggregate proceeds of approximately $1.5 million from exercise of the Warrants.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: March 30, 2010	PRESSURE BIOSCIENCES, INC.

By:
Richard T. Schumacher, President and Chief Executive Officer